Exhibit 99.1

Script of Annual Shareholder Meeting of Motivating The Masses, Inc.

Fiscal Year Ended December 31, 2015

Scott Ryder:	Good morning, everyone. Welcome to this annual meeting of the shareholders of Motivating The Masses. I am Scott Ryder, CFO of the company, and at this time I'm calling the meeting to order. I will act as chairperson of the meeting and Susie Carter will act as secretary of the meeting. Please note that this meeting is being recorded. This meeting contains forward-looking statements within the meaning of the securities laws that are intended to be subject to safe harbor protection. Actual outcomes and results could differ materially from those forecasts due to the impact of many factors. We do not undertake to update our forward-looking statements unless required by law.

I would like to take this opportunity to introduce the directors and officers of the company who are present. Susie Carter, as I've mentioned before, president and chief operating officer of the company, will be the secretary of the meeting. To my left, Ms. Lisa Nichols, CEO of the company.

At this point, I'd like to turn it over to Lisa Nichols for a CEO report.

Lisa Nichols:	Hello. We have 2 technologies going on now for those of you who'd like to join us via video. You will be sent via email a link to join the meeting via video if you would like to not only hear our voice, but also see our face. Otherwise if you are joining us via the conference call, then that would be great too. Otherwise same content, different format.

I want to take a moment and want to welcome you to our June 2016 shareholders meeting. We have in addition to Scott and myself, in the room we have our team in the room, Margaret Packer, Carl [inaudible], as well as Matt Gill in the room. A good portion of our team is sitting in the room as many of them are also shareholders in the company as well.

I want to take a moment and I want to just give you an update on the climate. Our last investor meeting was about 8 months ago and I know that we don't normally have a lot of participants on our investor calls and sometimes that leads you as an investor to feel disconnected or uninformed. Our legal obligation is to hold one investor meeting a year. Because we like communication, our investors have requested more than that. However just on the pacing and the climate of the company, we've set inside of what we've had to do. This year we're going to do something a little different that I think you'll be excited about.

I wanted to take a moment before Scott goes into the annual meeting and call to order as well as the financial presentation, I want to address the climate of the company and where we are and just take you back a moment. For some of you, this information may be redundant and I think sometimes repetition and a reminder can't be bad. It actually is good because time has passed, a lot of time has passed, and so I want to take you back to why Motivating The Masses decided to go public. Motivating The Masses decided to go public back in 2010. We decided to go public after we were approached by a consultant who presented the opportunity to us as a way to manage the massive growth and the momentum that the company had been experiencing since the release of The Secret in 2006.

Every year our growth had been from 2006, had been about double digits and yet there wasn't enough generated capital infusion to fund key business development needs such as a physical office space. Prior to 2010, we were working out of our prospective homes. Everyone was virtual. I was in my bedroom, Margaret was in her dining room, Susie was in her office, and we needed to bring the company into a central location. We wanted to get capital infusion to fund business development needs such as a physical office space, securing a higher level of talent and skill set, not just bringing on people who love the company and will work for what we have to offer but bringing on people who were actually skilled in the areas that we needed in order to grow an enterprise.

We also needed capital infusion to fund a client management system. Prior to 2010, we had a very dismantled, discombobulated client management system that really created a space and a scenario for more breakdowns than for more client management. We also needed to fund product development, the ability to produce CDs and DVDs and books and takeaways that will allow us to earn money without me having to be onstage live. We also needed to have financial infusion and capital infusion to produce larger live events. We know that our conversion rate is very powerful. When people step into our campus into our rooms and our live events, we know that we can have a consumer for 3 to 5 to 7 years but we needed the financial infusion to produce larger live events.

Those were some of the key reasons and key things that we needed in terms of business development. We started this journey of going public in 2010 as a company, engaging a consultant to lead us through the public filing process and to lead us in navigating the path of becoming a publicly held company and raising capital. This consultant taught us what we needed to know or taught us what we believe we needed to know about the SEC. They also managed all of our audits. We have multiple audits which I'll talk about in a moment, they managed the audits and really pretty much gave us a checklist of what we needed to do to become SEC-compliant to have a publicly held company. They also were key and instrumental in all of our capital raised and the capital that we raised with many of you initially. Some of you have been investors in MTM anywhere from 2 years to 5 years now. You've been investors anywhere from 3 years to 5 years now and you came onboard under the guidance of the consultant that we were working with.

Now I want to go through some of the frequently asked questions that have come about. Why has it taken so long to trade and raise capital? Why is it taking so long to do a large PR release or to do a campaign that will drive the stock up? That's one of the frequently asked questions that have come into email, that have come to me, that have come to Scott, that have come to Susie, that have come via phone calls. You'd see me at live events and you've asked pretty much the same questions, so I want to start us off though Scott is going to give us a lot of information, I want to start us off by making sure that I answer those questions first. Margaret, there's a Powerpoint in my office that has some handwriting on the back of the second page. Can you get that for me as well? Thank you.

I want to address that question. Why is it taking so long to trade? We have a lot of information to give you today but I just think out of respect for you as investors let's start with your most frequently asked questions and then we'll give you a lot of the financials, we'll give you a lot of the information that we have for you but I first want to give you some of the information that you might be most interested in.

I want to first start with some climate because what I understand is that you're making judgments and you're thinking and managing this investment based on what you know. I want to give you more information just in case there are some things you don't know. You've heard me say before that we're the first company, the only company, not the first but the only company in this industry, the self-development industry, the human potential development industry, we're the only company in this industry to make public filings. We are more thorough than most, especially in the post-SEC standards and the post-public trading standards. It's been so tedious. The process was more thorough and more exhaustive than most processes. We're required to go through multiple audits. Some of you remember those audits because we kept going to one more audit and one more audit.

We had audits that dealt with our client services. We had audits that dealt with our revenue earned. We even were required to produce an invoice for all business over $500 that have come through our company for several years. You can only imagine how tedious that was. We also had audits on our taxes filed and our services rendered, et cetera. The auditing process by itself became a 2.5 year process for us. Again, I'm answering the question for those of you who just joined us, why it’s taking so long.

The auditing process by itself became a 2.5-year process. Then as we prepare for the big investor onboarding, and when I mean the big investor onboarding is that part that says we're about to do a public PR, we're about to go live, we're about to go and raise the $4 million to $6 million, we're about to do the things that we said we're going to do, the infomercial and all the other things, just as we ramped up for that. I'm going to be very candid with you, guys. I couldn't talk about this a year ago because I was just starting this battle. I'm going to be quite frank with you.

As we were getting ready to go for the launch, meeting investors, raising capital, going to Wall Street, meeting with the investment bankers, our investment bankers that we hired, Andrew Garrett which you guys have seen on our documentation where we consulted with Andrew Garrett to be the investment bank to represent us. Andrew Garrett went a couple of steps further than we had gone in their background check for our lead consultant in this process. When they were, I would say 3 to 4 levels deep in their background check in April of 2015, late April, almost a year to the date right now, in late April, the last week of April 2015, our consultants Andrew Garrett found that our lead consultant in our camp that has started the entire process walked us through all of our audits was not who he represented himself to be. Frankly, he was a fraud and a thief. You heard me talk about this last year.

I couldn't talk about it in depth because I was still catching my breath and still figuring out how to clean it up. We as a leadership team took immediate action. We immediately terminated his contract. We also terminated the contract of the attorney that he referred, another investment banker that he had referred, and a couple of other consultants that he referred. We filed new board resolutions. We filed an 8-K and we had an immediate board meeting to make this public notice, and the board minutes were made available to you guys.

We hired a new legal team, one of the top 400 legal teams out there, a very reputable legal team. We hired a new auditing team, then we went back and we did the excruciating job over the last year of reauditing every single piece of work that we had done with this consultant that we found to be a fraud. We reaudited everything. Now let me be frank with you. Could we have gone out and raised capital anyway because we were committed to the timeline? I really wanted that timeline, it's been really, really hard over the last 5 years to keep pushing it back and pushing it back. But if we had gone out a year ago to accommodate some of you who have said it's taken too long, to accommodate some of us who had gotten tired and weary and impatient, we would have been building a business on sinking sand, not cement. If you know me at all and many of you know me, I am not committed to building your investment or my investment on anything other than cement.

Therefore we had to commit ... right, I appreciate the thumbs up, Sherry. We had to commit to do everything, and I say everything that our new auditors ask of us. Did they ask more than I expected them to ask? Yes. Did they cost more money than I expected them to cost to do the audit? Yes. Did they require more of us than I ever imagined will be required at this point in the juncture? Yes. But am I more stable and more secure than I've ever been as a company? The answer to that is yes as well. We have not only touched everything that that previous consultant touched, but as you will see in Scott's report we've touched even more. We've gone deeper. It's impacted our numbers. It's impacted our timeline. It's gravely impacted our revenues. It's also impacted the value of our shares right now, I get that.

So let me be clear: not every investor on this line and some that are not on this line are happy with us. I get it, we've made some critical decisions and we made some mistakes as a company. What I know is not every moment in being a CEO and being a company is going to be glamorous and glorious and beautiful. What I am excited about is that our investment bankers, our legal team and our auditing team said that we as a leadership team have responded in the most favorable way that they'd ever seen. We've responded immediately. We found out on Tuesday that the consultant was a fraud. By Friday, not only was he fired but we had board resolutions filed. We had a board meeting and we were able to file a new 8-K within 4 business days.

As a leadership team, we've bounced back from the mistake made, from the mistake on judgment made, and we've turned around and in the face of cleaning up our company we still grew our top line. You'll see that with Scott, we still grew our top line. We still expanded our client base. We still took on new clients. We still grew our social media status by over 30%. We still grew so on the front end as a company, we grew the same way we grew the years prior. On the back end, we were carrying the weight of one, you needing to wait as investors for us to make your investment valuable. Two, I couldn't talk to you and tell you everything because I was still cleaning it up. I couldn't tell you what we had done because we were still doing it. It was a big debacle. As my attorney said, it was going to take us some money and it was going to cost us some time. Guys, investors, friends, colleagues, we've paid the time and we've paid the money. Now we're on the other side of it. I've been waiting daily, weekly, hourly to be able to give you this report.

I know some of you feel like it's not worth the time. Let me be quite frank with you. I want the investor onboard that believes in Motivating The Masses through thick and thin. I don't want you to just be a fairweather investor when everything is going great. I want you to trust in us, trust in us as a team, as a leadership team, as an execution team, and as a facilitation team. I believe that over the last year, which had been the hardest year that I've ever had in the 22 years that I've been in this business, that in the last year we've proven our strength. In the last year we've proven our dedication. In the last year we've proven our integrity. Even with that, some investors feel like it's not fast enough. I appreciate that. I appreciate your perspective, but it's not my job to build it fast. It's my job to build it solid. When you invested in my company you invested in me as a leader and I believe that that investment was a good investment.

When we hired our team, we hired good team to get us there. We trained a team and we've also released some team members to build a solid team with the people who are going to take us the furthest.

With that I just wanted to speak to that question. The second question that you've had is what's our plan to increase the value of the stock, what are we going to do to improve the value of the shares. I love that question. Many of you have emailed that in or you've called it in or you've thought about the question but you haven't called it in because you've been patiently waiting for us and you've been trusting us and you've been standing beside us. Thank you Sherry, thank you Richard, thank you everyone who stood beside us. Thank you Rita. Thank you for those who know that we're going to rise and we're rising above this and that we're going to sail and we're going to soar.

To answer your question, we're now in the position to implement the same strategy that we had 2 years ago. We're now in the position to raise the capital that we're positioned to raise. Our company on the forefront is not even where it was 3 years ago or 4 years ago when you invested. It's in a stronger place. We have a stronger reach, we have stronger visibility. In the last 5 years, we've introduced the Steve Harvey relationship, the Steve Harvey show, the Today Show relationship. We're now engaging with new affiliates like Google. We now have new partners onboard so we're in a stronger position on the front end than we were 5 years ago. What we're doing, I appreciate that Sherry, careful and steady wins the race. Thank you so much, Stacy, you're so right.

We've been thorough, we've been careful, and we've been steady. Most importantly we've been consistent. I'm not going to give you a new strategy. We're not changing our strategy. We just have to go in the back closet and clean up all of the things required so that when the influx of capital comes in, when the influx of media attention comes in, it's on cement not sinking sand. We've removed any indication of sinking sand based on the fraudulent representation that was in our company and now it's cement. We have the same plan. We're going to launch big. We're going to go on a heavy, heavy online presence so that we have a global reach. I just came back from Slovenia then Australia and then Greece. We're on our way to Hungary. We're on our way to Ireland, we're on our way to Dubai, so we're going to maintain and grow our international reach online.

We're also going to grow our live events. For some of you, you've come to Speak and Write To Make Millions 2 years ago, 3 years ago, where you saw 300 people in the room. Matt Gillis sitting here, how many were in the room at our last Speak and Write To Make Millions event? 525 people were in the room at our last live event. We have the same strategy, to grow our live events, to grow our online presence. We just hired Allen McKenna onboard to lead our online marketing. Allen McKenna has worked with the likes of John [Azarath], Lisa [Sasovich], Christie Whitman. He's worked with some of the best people with online brand management out there to date, generating millions of dollars online. I'm not going to speak to numbers and promise to you, I'm just speaking to strategy, so online presence, live event presence, international presence, and massive mass television presence. Mass television presence by continuing to do Steve Harvey show, the Today Show, by making new relationships with Google and doing Google and Youtube, by also looking at Lisa Nichols events online.

We're going to align ourselves with mass media as well. Then we're going to strategically plan it to do a mass campaign that drives up our stock on Wall Street, drives up our visibility with investors, drives up our visibility with our clients and our prospective clients. The same strategy, the strategy hasn't changed. We just have to go solidify the foundation and clean up anything that had occurred so that that strategy stands on solid ground. With that, I want to toss it back over to Scott but I wanted to answer some of your frequently asked questions. At the end of the meeting, we're going to open up for just a couple of questions, we want to honor your time. We have about 36 more minutes inside this meeting so inside of that we're going to open up for a few questions and answers.

Scott's now going to tell you, but before Scott gives you the report, I want to share with you a little bit of who Scott is.

Scott is responsible for our accounting, our investor relationships, our financial decisions and supporting that, financial planning, financial analysis, internal audits, our tax, our human resources, and our information technology. In short, Scott's our superman, our super financial man. We're excited because we upgraded and we appreciate all of our previous financial support, but Scott joins us and he comes from the Mankind Project of USA so he has a heart for service. He served as a chief financial officer for a renowned global nonprofit, a charitable organization whose high profile work empowers men worldwide to missions of service on behalf of their communities. Prior to the Mankind Project, he served as the head of operations, investment banking group for DA Davidson and Company in Costa Mesa. It's a full service investment firm with a $45 billion client asset under management.

Scott is quite comfortable with managing a lot of assets. He's comfortable inside a company that has the public status. He's comfortable engaging with our law, our legal firm, engaging with our auditing firm. He's driven us in this last year, he's been here 6 months, he's driven in the last 6 months he's driven us through this rough terrain in this rough climate of coming out of the space. Scott came in while we're in the mist of cleaning up this space and he's hit the ball out of the park every single time he's come to bat. I'm excited about our newest addition in Scott, I'm excited about our investment about and our up level of a chief financial officer that can drive the company to the next level to a $20 million company, to a $40 million company. With that, I want to present back to you Scott Ryder, our CFO to really run through our numbers and run through our last year for you to explain to you the details.

Scott Ryder:	Thank you, Lisa. Okay, for those that are on Zoom, I'm actually going to share my screen and load the presentation that'll speak to the company performance over the last 16, 17 months.

Lisa Nichols:	For those of you who are not on Zoom and you're on audio only, remember I want to reinvite you. If you'd like to join us on Zoom, you can. That information's in your email. Otherwise, audio only is wonderful. You'll hear the information that Scott is presenting to you. You'll hear the numbers. If you're in a place to take notes, please take notes. If a question comes up, then please write your question down so that when we open up for Q&A, you're ready for that part. Scott?

Scott Ryder:	Okay. The board of directors has set May 13, 2016, as the date of record for the shareholders meeting. We have a list of shareholders as of that date on file at the office of the company for the last 10 days available for inspection by any shareholder at any time during usual business hours.

Before this meeting, you should have received the notice of annual meeting, the information statement dated April 29, 2016, and the company's annual report on Form 10-K for the year ended December 31, 2015. The affidavit of mailing of the annual meeting dated May 25, 2016 is also available for inspection by any shareholder should they request. I've received questions regarding how this information was sent out. It was sent out via a postal mail, not via email.

Immediately prior to the commencement of the meeting, our majority shareholders who beneficially own 58.89% of the company's outstanding voting shares of common stocks have voted via written consent on the proposals of this annual meeting. Since the majority of the company shares have voted and are represented here today, a quorum is present and the meeting is duly constituted and the business of the meeting may proceed.

There are 5 items of business on today's agenda. Proposal #1, election of directors. The director nominees are Lisa Nichols and Susie Carter. The majority shareholders of the company's outstanding voting shares of common stock have voted via written consent in favor of this proposal. Accordingly, Lisa Nichols and Susie Carter have been elected under the company's board of directors who will serve until the next annual meeting and until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Proposal 2, reappointment of Anton & Chia LLP as the company's independent accountants to audit the company's financial statements as of December 31, 2015, and for the fiscal year ending. The majority shareholders of the company's outstanding voting shares of common stock have voted via written consent in favor of this proposal.

Proposal 3, approval of the company's 2016 equity incentive plan. The majority shareholders of the company's outstanding voting share of common stock have voted via written consent in favor of this proposal.

Proposal 4, advisory vote on the company's 2015 executive compensation. The majority shareholders of the company's outstanding voting shares of common stock have voted via written consent in favor of this proposal. Please note that this advisory resolution commonly referred to as a “say-on-pay” resolution is non-binding on the board. Although non-binding, the board will review it and consider the voting results when making future decisions regarding our executive compensation program.

Proposal 5, advisory vote on the frequency of future advisory votes on executive compensation. The majority shareholders of the company's outstanding voting shares of common stock have voted via written consent in favor of the 3 years option. Please note that this advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board. Although non-binding, the board will carefully review the voting results.

Now I have prepared some brief reports to you about the company. The first thing I want to do is just to remind you of the forward-looking statements. There are certain statements and information included in this presentation that constitute forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. When used in this presentation, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “projected,” “intend to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.Such statements are subject to certain risks, known and unknown, and uncertainties including but not limited to economic conditions, the dependence on management, our ability to compete with successors and competitors, dilution to shareholders and limited capital resources.

First thing I want to speak about is our 2015 fiscal year performance as compared to our fiscal year performance in 2014. Some key takeaways that we want to bring your attention is that MTM, Motivating The Masses have delivered meaningful improvement in key metrics in 2015 versus 2014. We increased our core service sales by double digits. We successfully launched several new products. We expanded our distribution channels. We added Google, Youtube as a business affiliate partner. We served over 2,000 clients in 2015, clients that are based across US and internationally, including the United Kingdom, Australia, Malaysia, Kenya, and Asia. We added Disney, General Motors, and BMW to our corporate client base.

Our revenue and gross profit grew dramatically year over year from 2015 to 2014. As you could see, revenue grew 48% to over $3 million in 2015 and our gross profit increased 28% close to $1.4 million in 2015, both double-digit growth over 2015. The reason for this growth primarily is because of the growth in executive coaching. If we compare executive coaching from 2015 to 2014, what you'll notice is that that revenue from executive coaching increased 134%, remarkable growth.

The net-net financial comparisons, we generated $3.2 million in 2015 compared to $2.1 million in 2014. Gross profit was $1.3 million compared to $1 million. Operating expenses were $2.6 million compared to $1.8 million, and operating loss was a negative of $1.3 million compared to $806,000 in 2014. One thing I'm going to mention here, to piggyback from what Lisa had mentioned earlier, is that Motivating The Masses hired Anton & Chia to reaudit the books because the firm's prior auditor was suspended by the SEC. At the direction of Anton & Chia, MTM adjusted its accounts receivable and deferred revenues in 2014 and presented restated 2014 financials and our 2015 10-K. The primary reason for this adjustment was that because Anton & Chia could not effectively test the firm's revenue recognition policy in 2014 and in prior years.

It's not for MTM to verify this revenue or test it. It's up to Anton & Chia. In order to do that, they needed to communicate with our clients. A number of our clients as can be expected didn't have their records going back to 2011. These adjustments were made so that Anton & Chia could deliver a clean book of records. MTM made similar adjustments in 2015 to provide a fair comparisons to its restated 2014 financials. 2015 adjustments reduced the firm's revenue by $800,000 and increased its net loss to $1.3 million. Without these adjustments, what you had realized that the firm had a net income or a net loss rather of considerably less than what we're reporting on our 10-K. Again the reason for these adjustments were because Anton & Chia could not effectively test the firm's revenue recognition policies from 2011 to 2014. We do not expect to make these adjustments in 2016.

Moving on to Q1 2016, the 10-Q was just filed here a few weeks ago. The company grew its top line, improved its results and cost structure in Q1 2016. Revenue increased by over 50% and expenses as a percentage of revenue declined from 66% to 51% in 2016, further validation of the measures that we take to lower our cost of doing business. The Abundance Now, one of our new products that we had our programs that we introduced in the last 6 months generated more than half a million dollars since its inception.

Revenue grew 38% year over year in Q1 and gross profit grew 23% year over year in Q1. Revenue for Q1 was $1.3 million compared to $870,000 of Q1 2015, growth of 50%. Our gross profit went from $574,000 in Q1 2015 up to $700,000 in Q1 2016, a growth of 23%. Operating expenses also grew, reflective of the growth in revenue, albeit as a percentage of revenue they declined dramatically from 66% to 51%. Net-net operating income, we had a loss of $1,000 in Q1 2015 and in 2016 Q1 we had a profit of $37,000.

What this brings to is significant positive momentum going forward. As we have mentioned before, MTM successfully launched multiple new programs, Abundance Now is one, generating $500,000 in new revenue. We've also introduced a program called 14k which has generated a quarter of a million dollars in new revenue. Finally [inaudible 00:36:49] which has generated $130,000 in new revenue. Over the past 13, 14 months, we have grown our national and international brand. We've added clients from the following new countries: Slovenia, Greece, Hungary, United Arab Emirates, specifically Dubai, Ireland, and Britain. We've increased our worldwide reach over 36 million people. We've conducted our record-breaking speak and write event in San Diego in April 2016 and we've finally launched live events on the East Coast, including Abundance now where we've had 1,200 attendees in March of this year and the upcoming Speak and Write October event where more than 600 attendees are expected.

Lisa Nichols:	Now, I'd like to open it up for Q&A. I know that Scott has provided you with a lot of information. It's our goal to give you a picture and for you to see that in the climate, I'm not even going to say somehow, in the climate of us cleaning up everything and doing audit yet again in the most thorough fashion possible we still grew all of our numbers up. Every arrow is going up. Our gross revenue, our net revenue, our expand of reach, except for the arrow going down which is our expenses for revenue, which is great. We want our expenses to go down. The arrows are all heading in the right direction as they have always been and consistently been for the last 10 years, we've grown double digits with the exception of the years that we've grown triple digits. I'm excited about that.

Just want to reiterate that Anton & Chia have been extremely, extremely thorough as an auditing firm. They literally made sure before they signed off on it that everything was checked. The reason why we had to take a net loss so huge was because when they wanted to confirm the services from our clients, people just couldn't remember it. That was back 2011, '12, '13, and '14, so we're comfortable with that. We took the hit and we don't expect to take that hit again because our books have now been audited.

I want to open it up for Q&A. There's no formal way that we're going to do this. The way that we do it on our training events is that we just ask if you're on Zoom and you have a question which is the video version, if you raise your hand we could see you if you raised your hand or if you type in chat that you have a question. Matt, if you'll come around here and help us with this. If you're on the line, if you would take yourself off mute when I count to 3 and just say your name, we're going to take 3 questions because I really want to honor your time here and we still need to do a closing statement, need to do an invitation to the next investor meeting, and then Scott needs to formally close out the meeting for our minutes and our board. If you're on Zoom and you have a question, if you can one question, okay so Richard you have a question so I'll write your name down so you'll go first Richard.

Okay. If you don't have a question online, I'm going to put you back on mute. If you end up having a question, you'll be able to manage it ... okay, great. Hi Richard. Your question is which affiliations are showing the greatest promise of growth? What is the nature of the word done with them, seminars, speakings, trainings? That's a great question. We're in a pretty unique place, Richard, as a company in that we have multiple really big opportunities, we just need to figure out which ones to launch first.

Example, when Abundance Now came out in January, I went on a speaking tour and one of the places that I spoke for was Google. They have a Google talk, which was synonymous with TED Talk, they're making their own talk. I didn't know who was in the room for Google Talk and a key decision maker for Google was in the room, fell madly in love with the message and while we think that's going to be probably a slow-percolating relationship, Richard, what her statement was “this message needs to be everywhere on the Internet.” I looked at her and said "Well, how can we do that?" Her response was “we're Google, that's what we do.”

After I closed my mouth which was hanging on the floor, I forgot where I was, we're now building our Youtube sites so that it's professional, so that it has a theme. We're taking our time with it again, building it on CNet, [inaudible], but really looking at greater opportunity later and plan it out. Just by sake of who they are, Richard, I'd have to say Google is going to be a huge affiliate partner and they're interested in playing with us as full out as we want to play with them.

The other potential really huge thing is the infomercial. The infomercial requires financial infusion so it's going to take us about how much, Scott, to pull off the infomercial? $1 million. It takes about $1 million to pull off the infomercial, Richard, but the last time a self-development infomercial was created, if you can remember this, was in ... Sherry, was that 1982, '83, '84 with Tony Robbins, the Power Within? Yeah, about '83. That was the last infomercial that was out and so we're planning to be that version. Yet that's going to take us a minute because we want to have to get funding and now we're in the position where we can go out in the next maybe 45 days and get the financial infusion of the million dollars because it all has to be in before we do it because the majority of it, maybe only a quarter of a million to $300,000 is to produce the infomercial. The other money, $700,000, is for the media buy so it could be everywhere. Does that make sense, Richard?

That's going to be a big lead. That creates a huge influx. The benefit of the infomercial is that the infomercial is automated money. We're going to do a product called Abundant Life, which is by the way 80% done. The Abundant Life program is going to be a video course which we also have DVDs with because there's some old school people who still want a DVD. They still want a workbook and we want to honor those people and then we'll have an online course for all of our millennials and our Gen Xs who want it all to download into their phone. We'll have that product, so we're still building out that product while we're raising capital. The exciting thing about that is that will turn on the front door funnel to put a lot of people on our bucket.

What I'm really excited about, Richard, and everyone else is that we have a strong catalog. We have our live events in place ready to expand. We have our online courses ready to expand. The second buy and the third buy and the fourth buy from the people from the infomercial, we pretty much have an idea of where they can go and how they can go into it. Again that's going to take us now probably about 6 months to go from beginning to launch I would say comfortably from the point that we get the money, from the point that we raised the capital. From the point that we have the million dollars, then it'll be 6 months to turn that revenue stream on and if [inaudible] revenue. I would say Google and the infomercial are the 2 largest.

Then meanwhile we have our live events, Speak and Write generated, I'm going to turn it to Scott because he knows the actual number. Speak and Write are live event generated.

Scott Ryder:	Over $900,000, which is an increase over last year.

Lisa Nichols:	When you have our live events generating close to $1 million, all we have to do is put more people in the room. We double people, we put 3,000 people in the room. This year we had how many initially? 525 live in the room and online?

Scott Ryder:	400.

Lisa Nichols:	We have 400, so we had about 1,000 people. We take that up to 3,000, 4,000, take that $900,000 and you can double that. That has a strong potential as well because we're not even doing anything new. We're just doing what we've always done and our closing ratio is steady. Our closing ratio doesn't go down, it's steady. We're just [inaudible].

What I love about where we are now guys is we're not learning how to do this business. We're just scaling the business that we're already doing. Richard, if you ask me I would say it would be putting more people in a live event, turning on our online funnel. We just hired Allen McKenna. He's less than 30 days onboard. He's done multiple mega launches. Anyone that you know that's done a mega online launch, it feels like Allen McKenna has worked with them. He says we're about 90 days from turning on our funnel but I really believe we're probably about 8 months from making it a flood, 90 days from turning it on, 8 months from having it turnkey.

The power of that that I want you guys to understand is that we've built this company 85% live revenue. That means me keynoting, us coaching, any of our coaches are live event. 85% live. Where I want you to see is over the next 3 to 5 years, we're turning on all of the faucets that are in addition to being live. Other than the live event, we're turning on the television media infomercial. Other than the live event, we're turning on the Google Youtube. Other than the live event, we're turning on the online launch campaigns. We're turning on all these other revenue streams we've never even done or we've done them really bad. I'm just going to tell you, we sucked at them and we still grow our company double digits over the last 10 years.

Now we have experts. We have Google driving our Youtube. We have Allen McKenna driving our online and we have one of the top infomercial consultants driving our infomercials. We're staying in our lane which are live events. We do live events really well and so what our capital is infusing are those consultants, those roles, and those campaigns. Did I answer your question, Richard? Yey, I get an applause.

All right, so any other questions? One more question if there's another question. If you're on the phone, you can say your name, take yourself off mute. Say your name and then I'll call you if you are online on Zoom, you can raise your hand. If Rita has a question or Moorer or Sherry, any other questions, I just want to honor that before we go into inviting you into our next investor meetings.

Sherry just confirmed Tony was 6 months out living in his car when you met him in 1984. It was 1985 that the first infomercial came out and the rest is history. Right, he went from a $4 million company to a $40 million company in less than 36 months as a result.

Speaker 3:	[inaudible 00:48:55] from zero.

Lisa Nichols:	He was from the backseat of the car, right. You understand Sherry, better than anyone the trajectory that we're on and what we're planning for and our brand is uniquely positioned for that as well. Richard, your question is do you expect to reach a threshold of distributable income within a year or 2 to be payable in dividends? I can't tell you that. What I can tell you is that we're going to be collecting more information now that we've gotten out of this climate of cleaning up and now we're into the planning climate, which leads me into the next part of our agenda.

We normally, as I said before, only have to have legally one investor meeting a year but because of where we are and because of what we've been doing, I wanted to have 2 investor meetings this year. We're going to have a second investor meeting in October of 2016. Richard, my desire is that I can have that answer for you then because I want to give you an answer on steady foundation my friend. I don't want to guess at that and so we need to meet more, get some investor moneys in, understand what the trajectory is, meet with our consultants that are leading these major revenue streams and let them give us their projections if you would allow me to do that. Then when we meet back in October, my goal is going to be to have your answer to that question.

In October, we're going to be meeting ... I would love to meet live in Atlanta so I'm giving you the notice now. I'd love for you to come live in Atlanta. I'd love for you to come and join us on the 21st, 22nd, and 23rd for Speak and Write To Make Millions. It's the first time that we're doing Speak and Write To Make Millions on the East Coast. It's the second event in the history of Motivating The Masses that we're even doing on the East Coast, the first one was wildly successful. We'd love for you to join us as our guest, as our VIP guest. You'll see a lot of marketing around it. Your ticket will be comped as our investors to join us on October 21, 22, and 23 in Atlanta for Speak and Write To Make Millions.

Our investor meeting is going to be on 25, so if you can't join us for our 3-day live event, then please at least consider coming in for October 25, our investor meeting. We'd love to have you live. We will have this on Zoom as well so you can join us via Zoom like people are joining us now via video. We probably will only go with the Zoom platform so everyone can see us or you can call in as well when you call in to that number. I want to extend an early invitation to mark your calendars to be with us in Atlanta for our October 25 investor meeting and as our guest on the 21st, 22nd, and 23rd at Speak and Write To Make Millions in Atlanta. Scott would love to see you there. Our team would love to see you there.

In our closing statement, I'm going to close out our statement and then Scott is going to officially close our meeting. I want to start off by saying the path that led us to the decision to go public was a beautiful path. It was double-digit growth and managing the growth and working to get capital infusion just so we could do more of what we're already doing.

We've had a very dynamic path over the last 10 years since The Secret has come out. I thought 10 years ago when The Secret came that it was going to be a year-long journey, people calling me wanting to hear and then it will fizzle out and it has yet to fizzle out. It actually keeps building and building and building, which tells us that our product, but our product called personal development, the product called development for speakers, authors, and coaches, the product called personal development with other coaches on our company, as Scott told you our coaching division grew over 130%. That's because there's more coaches than me onboard.

It shows us that our product is viable. It shows that the market is ready for us. Our capital infusion, our reason for going public, was simply to manage the growth. That hasn't changed one bit. We've made some really great decisions over the last 5 years and we've made some really dingdong decisions that if I were put in the same position in the future, I know more now. I appreciate your trust in us. For those of you who felt like you wanted to get off the ferris wheel called Motivating The Masses that you no longer want to be on, I respect that. I respect that and I honor you to do whatever decision you need to do, because to be quite frank with you I want to play with investors [inaudible] everything is going great. You believed in us when things are challenging as well, that you didn't just invest in me, the speakers. You invested in us as a team. You invested in Matt and Margaret and Susie and Scott and Carla and Charcy. You invested in Jessica. You invested in people you don't even know because you believe that this is a good cause.

I don't just want this to be a love investment. I want this to be a business investment. We're a good business team and if no other time we've proven ourselves in the last year. I'm not asking for that kind of test ever again but I'm sure glad that we'd passed the test and we've come out shining and our team is more dedicated than ever. Our team is more committed than ever. They haven't waned. It's been a difficult year for all of us and everyone's faith and everyone's belief and everyone's resiliency has been tested. I can tell you more than ever I am excited to stay in front, beside and behind this team at any given time. I'm grateful that you're on board, I'm excited for you. For those of you who choose to stay onboard and stay very clear and focused, I'm excited that I will be able to give you that information about returns. This is going to be great and this is going to be worth the wait. I ask you to stand with us, to ride with us, to grow with us, to pray with us and for us, and to continue being steady soldiers the way you've been. With that, I'll turn it to Scott to close the meeting.

Scott Ryder:	Thank you, Lisa. I wanted to thank everybody for coming. For those that have participated by phone, for those that participated by Zoom, and those that participated in person, thank you very much for joining us on this call. If there's no further business to come to before this meeting, then this meeting is officially adjourned. Thank you very much and have a wonderful rest of the day.